EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our reports dated March 9, 2009, with respect to the consolidated financial statements, schedule and internal control over internal control over financial reporting included in the Annual Report of U.S. Physical Therapy, Inc. on Form 10-K for the year ended December 31, 2008. We hereby consent to the incorporation by reference of said reports in the Registration Statements of U.S. Physical Therapy, Inc. on Form S-8’s (File No. 33-63446, 33-63444, 33-91004, 33-93040, 333-30071, 333-64159, 333-67680, 333-67678, 333-82932, 333-103057, 333-113592, 33-116230, and 333-153051).
/s/ GRANT THORNTON LLP
Houston, Texas
March 9, 2009

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